EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-51538) of Greene County Bancorp, Inc. (the “Company”) of our report dated September 5, 2008, relating to the Company’s consolidated financial statements as of and for the years ended June 30, 2008 and 2007, which report appears in the Annual Report to Shareholders included as Exhibit 13.0 in this Form 10-KSB.

/s/ Beard Miller Company LLP
Beard Miller Company, LLP
Clark, New Jersey
September 5, 2008